Exhibit 5.1

EXHIBIT 5.1

OPINION OF COUNSEL

[Adams and Reese LLP Letterhead]

October 12, 2004

Board of Directors

Verdisys, Inc.

14550 Torrey Chase Blvd., Suite 330

Houston, Texas 77014

RE:    Form SB-2 Registration Statement of Verdisys, Inc. filed of even date hereof (the “Company”)

Ladies and Gentlemen:

We have acted as special counsel for Verdisys, Inc., a California corporation (the “Company”), in connection with the referenced Registration Statement on Form SB-2 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and covering 2,088,430 shares of the Company’s common stock, no par value (“Common Stock”) that may be sold pursuant by the Selling Stockholders listed in such Registration Statement. We have been requested by you to furnish this Opinion Letter to be included as Exhibit 5 to the Registration Statement.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinion hereinafter set forth. Without limiting the foregoing, we have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company or of the stockholders of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company. We express no opinion as to the effect or application of any laws or regulations other than the Texas Business Corporation Act as in effect on this date. For purposes of this opinion, we have assumed that the laws of the state of California will be applied in the same manner as the laws of the state of Texas.

Based upon the foregoing, upon the assumption that there will be no material changes in the documents we have examined the matters investigated referred to above, we are of the opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized by all requisite action on the part of the Company and are, or with respect to shares of Common Stock underlying the warrants covered by this Registration Statement, upon the exercise of such warrants and payment of the exercise price in accordance with their terms, will be, legally and validly issued, fully paid and nonassessable.

This Opinion Letter is provided to you for your sole benefit, and may not be relied upon by any other person or for any other purpose without our prior written consent. This letter speaks only as of the date hereof and we have no responsibilities to update or supplement it after such date.

We hereby consent to the filing of this opinion as exhibit 5 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. By giving such consent we do not thereby admit we are in the category of persons where consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Sincerely,

ADAMS AND REESE LLP